EXHIBIT 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-173282, 333-170899 (including Post-effective Amendment No. 1 thereto), and 333-169633 on Form S-3, Registration Statement No. 333-172899 (including Post-effective Amendment No. 1 thereto on Form S-8) on Form S-4, and Registration Statement Nos. 333-168502, 333-168500, 333-134080, 333-141023 (including Post-effective Amendment No. 1 thereto), and 333-132933 (including Post-effective Amendment Nos. 1 and 2 thereto) on Form S-8 of our report dated February 28, 2013, relating to the consolidated financial statements and consolidated financial statement schedule of Duke Energy Corporation and subsidiaries, and the effectiveness of Duke Energy Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Duke Energy Corporation and subsidiaries for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 28, 2013